Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Kevin Dunnigan VP & Treasurer 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Fiscal Third Quarter 2024 Financial Highlights:

•Net sales decreased 12.2% year-over-year to $422.1 million
•Net income increased 44.1% year-over-year to $21.2 million
•GAAP EPS of $1.32; Adjusted EPS of $1.66
•Adjusted EBITDA decreased 0.7% year-over-year to $50.6 million
•Cash provided by operating activities of $43.7 million; free cash flow of $21.8 million
•Repurchased 215,629 shares for $19.6 million

Fiscal First Nine Months 2024 Financial Highlights:

•Net sales decreased 12.0% year-over-year to $1,394.2 million
•Net income increased 40.6% year-over-year to $89.4 million
•GAAP EPS of $5.46; Adjusted EPS of $6.83
•Adjusted EBITDA increased 13.1% year-over-year to $198.1 million
•Cash provided by operating activities of $187.4 million; free cash flow of $131.7 million
•Repurchased 938,144 shares for $71.8 million

WINCHESTER, Virginia (February 29, 2024) -- American Woodmark Corporation (NASDAQ: AMWD) (the "Company") today announced results for its third fiscal quarter ended January 31, 2024.

“As our teams have demonstrated throughout the fiscal year, we delivered strong financial performance in the third quarter of fiscal year 2024 despite the slowing demand environment,” said Scott Culbreth, President and CEO. “Consistent with the first half of fiscal year 2024 performance, net sales and Adjusted EBITDA exceeded our expectations as improved operational performance continues. The Company’s net sales outlook for the remainder of the fiscal year remains unchanged from the prior outlook but we now expect stronger Adjusted EBITDA performance.”

Third Quarter Results

Net sales for the third quarter of fiscal 2024 decreased $58.6 million, or 12.2%, to $422.1 million compared with the same quarter of the prior fiscal year. Net income was $21.2 million ($1.32 per diluted share and 5.0% of net sales) compared with $14.7 million ($0.88 per diluted share and 3.1% of net sales) in the same quarter of the prior fiscal year. Net income for the third quarter of fiscal 2024 increased $6.5 million due to favorable product mix and pricing matching inflationary cost impacts, operational improvements in our manufacturing facilities, a stabilizing supply chain and reduced overhead spending, offset by a decrease in net sales. Adjusted EPS per diluted share was $1.66 for the third quarter of fiscal 2024 compared with $1.46 in the same quarter of the prior fiscal year. Adjusted EBITDA for the third quarter of fiscal 2024 decreased $0.4 million, or 0.7%, to $50.6 million, or 12.0% of net sales, compared to $51.0 million, or 10.6% of net sales, for the same quarter of the prior fiscal year.

Fiscal Year to Date Results

Net sales for the first nine months of fiscal 2024 decreased $190.9 million, or 12.0%, to $1,394.2 million compared with the same period of the prior fiscal year. Net income was $89.4 million ($5.46 per diluted share and 6.4% of net sales) compared with $63.6 million ($3.82 per diluted share and 4.0% of net sales) in the same period of the prior fiscal year. Net income for the first nine months of fiscal 2024 increased $25.8 million due to favorable product mix and pricing matching inflationary cost impacts, operational improvements in our manufacturing facilities, a stabilizing supply chain and reduced overhead spending, offset by a decrease in net sales and a $4.9 million pre-tax charge related to Antidumping and Countervailing Duty Orders on

AMWD Announces Third Quarter Results

February 29, 2024

Vietnamese plywood imports recognized in the first quarter of fiscal 2024, which we have previously disclosed. Adjusted EPS per diluted share was $6.83 for the first nine months of fiscal 2024 compared with $5.40 in the same period of the prior fiscal year. Adjusted EBITDA for the first nine months of fiscal 2024 increased $23.0 million, or 13.1%, to $198.1 million, or 14.2% of net sales, compared to $175.1 million, or 11.0% of net sales, for the same period of the prior fiscal year.

Balance Sheet & Cash Flow

As of January 31, 2024, the Company had $97.8 million in cash plus access to $322.9 million of additional availability under its revolving credit facility. Also, as of January 31, 2024, the Company had $206.3 million in term loan debt and $163.8 million drawn on its revolving credit facility.

Cash provided by operating activities for the first nine months of fiscal 2024 was $187.4 million and free cash flow totaled $131.7 million. The Company repurchased 215,629 shares, or approximately 1.4% of shares outstanding, for $19.6 million during the third quarter of fiscal 2024, and 938,144 shares, or approximately 5.9% of shares outstanding, for $71.8 million during the first nine months of fiscal 2024. As of January 31, 2024, $105.4 million of funds remained available from the amounts authorized by the Board to repurchase the Company's common stock.

Fiscal 2024 Financial Outlook

For the full fiscal year 2024, including the third fiscal quarter results, the Company is:

•Reaffirming low double digit net sales decline year-over-year, with high single digit declines in the fourth fiscal quarter
•Increasing and narrowing the Adjusted EBITDA outlook to the range of $247 million to $253 million

“During the recently completed third fiscal quarter, our teams improved Adjusted EBITDA by 140 BPS to $50.6 million, or 12.0% of net sales. Our teams have sustained performance throughout the year to help deliver on the commitment to improving our results,” said Paul Joachimczyk, Senior Vice President and Chief Financial Officer. “Given our strong performance for the first three quarters of the fiscal year, we are narrowing and increasing our range for the full fiscal year 2024 Adjusted EBITDA outlook to $247 million to $253 million.”

Our Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include restructuring costs, interest expense, stock-based compensation expense, and certain tax items. Our management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported net income, which could be significant, are difficult to predict, and may be highly variable. As a result, the Company does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 8,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. The

AMWD Announces Third Quarter Results

February 29, 2024

Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2024	2023	2024	2023

Net sales	$422,102	$480,713	$1,394,224	$1,585,105
Cost of sales & distribution	341,162	405,373	1,100,516	1,324,284
Gross profit	80,940	75,340	293,708	260,821
Sales & marketing expense	21,945	21,364	68,990	71,781
General & administrative expense	31,116	28,848	101,746	91,129
Restructuring charges, net	—	1,310	(198)	1,310
Operating income	27,879	23,818	123,170	96,601
Interest expense, net	1,932	4,303	6,322	12,778
Pension settlement, net	—	293	—	48
Other income, net	(2,498)	(411)	(523)	(1,082)
Income tax expense	7,218	4,905	27,953	21,275
Net income	$21,227	$14,728	$89,418	$63,582

Earnings Per Share:
Weighted average shares outstanding - diluted	16,124,198	16,695,714	16,380,756	16,661,234

Net income per diluted share	$1.32	$0.88	$5.46	$3.82

AMWD Announces Third Quarter Results

February 29, 2024

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31,	April 30,
	2024	2023

Cash & cash equivalents	$97,829	$41,732
Customer receivables	113,073	119,163
Inventories	163,382	190,699
Other current assets	27,846	16,661
Total current assets	402,130	368,255
Property, plant and equipment, net	252,168	219,415
Operating lease assets, net	130,074	99,526
Customer relationship intangibles, net	—	30,444
Goodwill	767,612	767,612
Other assets	21,853	33,546
Total assets	$1,573,837	$1,518,798

Current portion - long-term debt	$2,137	$2,263
Short-term operating lease liabilities	26,718	24,778
Accounts payable & accrued expenses	159,426	151,083
Total current liabilities	188,281	178,124
Long-term debt	371,307	369,396
Deferred income taxes	2,423	11,930
Long-term operating lease liabilities	110,768	81,370
Other liabilities	4,148	4,190
Total liabilities	676,927	645,010
Stockholders' equity	896,910	873,788
Total liabilities & stockholders' equity	$1,573,837	$1,518,798

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31,
	2024	2023

Net cash provided by operating activities	$187,433	$110,803
Net cash used by investing activities	(55,713)	(19,260)
Net cash used by financing activities	(75,623)	(68,051)
Net increase in cash and cash equivalents	56,097	23,492
Cash and cash equivalents, beginning of period	41,732	22,325

Cash and cash equivalents, end of period	$97,829	$45,817

AMWD Announces Third Quarter Results

February 29, 2024

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

We define EBITDA as net income (loss) adjusted to exclude (1) income tax expense (benefit), (2) interest expense, net, (3) depreciation and amortization expense, and (4) amortization of customer relationship intangibles and trademarks. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the acquisition of RSI Home Products, Inc. ("RSI acquisition") and the subsequent restructuring charges that the Company incurred related to the acquisition, (2) non-recurring restructuring charges, (3) net gain/loss on debt forgiveness, (4) stock-based compensation expense, (5) gain/loss on asset disposals, (6) change in fair value of foreign exchange forward contracts, and (7) pension settlement charges. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the RSI acquisition, (2) non-recurring restructuring charges, (3) the amortization of customer relationship intangibles and trademarks, (4) net gain/loss on debt forgiveness, (5) pension settlement charges, and (6) the tax benefit of RSI acquisition expenses and subsequent restructuring charges, the net gain on debt forgiveness and modification and the amortization of customer relationship intangibles and trademarks. The amortization of intangible assets is driven by the RSI acquisition and will recur in future periods. Management has determined that excluding amortization of intangible assets from our definition of Adjusted EPS per diluted share will better help it evaluate the performance of our business and profitability and we have also received similar feedback from some of our investors.

Free cash flow

To better understand trends in our business, we believe that it is helpful to subtract amounts for capital expenditures consisting of cash payments for property, plant and equipment and cash payments for investments in displays from cash flows from continuing operations which is how we define free cash flow. Management believes this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations.

AMWD Announces Third Quarter Results

February 29, 2024

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing 12 months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

Reconciliation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands)	2024	2023	2024	2023

Net income (GAAP)	$21,227	$14,728	$89,418	$63,582
Add back:
Income tax expense	7,218	4,905	27,953	21,275
Interest expense, net	1,932	4,303	6,322	12,778
Depreciation and amortization expense	12,349	11,814	35,741	36,578
Amortization of customer relationship intangibles	7,610	11,416	30,444	34,250
EBITDA (Non-GAAP)	$50,336	$47,166	$189,878	$168,463
Add back:
Acquisition and restructuring related expenses (1)	7	20	47	60
Non-recurring restructuring charges, net (2)	—	1,310	(198)	1,310
Pension settlement, net	—	293	—	48
Change in fair value of foreign exchange forward contracts (3)	(2,342)	(324)	(241)	(904)
Stock-based compensation expense	2,784	1,859	7,186	5,249
(Gain) loss on asset disposal	(170)	666	1,423	879
Adjusted EBITDA (Non-GAAP)	$50,615	$50,990	$198,095	$175,105

Net Sales	$422,102	$480,713	$1,394,224	$1,585,105
Net income margin (GAAP)	5.0%	3.1%	6.4%	4.0%
Adjusted EBITDA margin (Non-GAAP)	12.0%	10.6%	14.2%	11.0%

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.

AMWD Announces Third Quarter Results

February 29, 2024

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands, except share data)	2024	2023	2024	2023

Net income (GAAP)	$21,227	$14,728	$89,418	$63,582
Add back:
Acquisition and restructuring related expenses	7	20	47	60
Non-recurring restructuring charges, net	—	1,310	(198)	1,310
Pension settlement, net	—	293	—	48
Amortization of customer relationship intangibles and trademarks	7,610	11,416	30,444	34,250
Tax benefit of add backs	(2,010)	(3,341)	(7,906)	(9,202)
Adjusted net income (Non-GAAP)	$26,834	$24,426	$111,805	$90,048

Weighted average diluted shares (GAAP)	16,124,198	16,695,714	16,380,756	16,661,234

EPS per diluted share (GAAP)	$1.32	$0.88	$5.46	$3.82
Adjusted EPS per diluted share (Non-GAAP)	$1.66	$1.46	$6.83	$5.40

Free Cash Flow

	Nine Months Ended
	January 31,
	2024	2023

Net cash provided by operating activities	$187,433	$110,803
Less: Capital expenditures (1)	55,736	19,283
Free cash flow	$131,697	$91,520

(1) Capital expenditures consist of cash payments for property, plant and equipment and cash payments for investments in displays.

AMWD Announces Third Quarter Results

February 29, 2024

Net Leverage

Twelve Months Ended
January 31,
(in thousands)	2024

Net income (GAAP)	$119,560
Add back:
Income tax expense	35,640
Interest expense, net	9,538
Depreciation and amortization expense	47,241
Amortization of customer relationship intangibles	41,861
EBITDA (Non-GAAP)	$253,840
Add back:
Acquisition and restructuring related expenses (1)	67
Non-recurring restructuring charges, net (2)	17
Pension settlement	(55)
Net gain on debt modification	(2,089)
Change in fair value of foreign exchange forward contracts (3)	663
Stock-based compensation expense	9,334
Loss on asset disposal	1,594
Adjusted EBITDA (Non-GAAP)	$263,371

As of
January 31,
2024
Current maturities of long-term debt	$2,137
Long-term debt, less current maturities	371,307
Total debt	373,444
Less: cash and cash equivalents	(97,829)
Net debt	$275,615

Net leverage (4)	1.05

(1) Acquisition and restructuring related expenses are comprised of expenses related to the RSI acquisition and the subsequent restructuring charges that the Company incurred related to the acquisition.
(2) Non-recurring restructuring charges are comprised of expenses incurred related to the nationwide reduction-in-force implemented in the third and fourth quarters of fiscal 2023.
(3) In the normal course of business the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the operating results.
(4) Net debt divided by Adjusted EBITDA for the twelve months ended January 31, 2024.

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